LBB & ASSOCIATES LTD., LLP

10260 Westheimer Road, Suite 310

Houston, TX 77042

Phone: (713) 800-4343 Fax: (713) 456-2408

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Jammin Java Corp.

We hereby consent to the use in this Registration Statement of Jammin Java Corp. on Form S-1 of our report dated May 17, 2011, relating to the financial statements of Jammin Java Corp., which appears in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas

October 4, 2012